Exhibit 99.3

CMS Communciations, Inc.

September 30, 2003

Table of Contents

Page No.
Report of Independent Auditors	F-1

Balance Sheets as of September 30, 2003 (Unaudited), December 31, 2002 and 2001	F-2

Statements of Operations for the Nine Months Ended September 30, 2003 and 2002 (Unaudited), the Year Ended December 31, 2002 and the period from November 26, 2001 (Date of Inception) to December 31, 2001

F-3

Statements of Changes in Stockholders’ Equity for the Nine Months Ended September 30, 2003 (Unaudited), the Year Ended December 31, 2002 and the period from November 26, 2001 (Date of Inception) to December 31, 2001

F-4

Statements of Cash Flows for the Nine Months Ended September 30, 2003 and 2002 (Unaudited), the Year Ended December 31, 2002 and the period from November 26, 2001 (Date of Inception) to December 31, 2001

F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT AUDITORS

To the Stockholders of CMS Communications, Inc.

In our opinion, the accompanying balance sheets and related statements of operations, stockholders’ equity and cash flows present fairly, in all material respects, the financial position of CMS Communications, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from November 26, 2001 (date of inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

Denver, Colorado
December 8, 2003

CMS COMMUNICATIONS, INC.

BALANCE SHEETS

(in thousands except share data)

	September 30, 2003	December 31, 2002	December 31, 2001
	(unaudited)
ASSETS
Current assets:
Cash	$1,262	$600	$1
Contract receivables, net	650	2,097	357
Prepaid and other current assets	62	20	3
Total current assets	1,974	2,717	361
Property and equipment, net	329	152	—
Capitalized software and licenses, net	950	739	—
Other assets	23	17	—
Total assets	$3,276	$3,625	$361

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$376	$535	$163
Note payable - related party	367	969	177
Unearned revenue - current	1,822	1,225	—
Total current liabilities	2,565	2,729	340
Unearned revenue - long-term	—	170	—
Total liabilities	2,565	2,899	340
Commitments and contingencies (Note 7)	—	—	—
Stockholders’ equity:
Common stock, $0.10 par value; 800 shares authorized; 639, 639 and 100 shares issued and outstanding as of September 30, 2003 (unaudited), December 31, 2002 and December 31, 2001, respectively.	—	—	—
Additional paid-in capital	1	1	—
Stockholder distribution	(154)	—	—
Retained earnings	864	725	21
Total stockholders’ equity	711	726	21
Total liabilities and stockholders’ equity	$3,276	$3,625	$361

The accompanying notes are an integral part of the financial statements.

CMS COMMUNICATIONS, INC.

STATEMENTS OF OPERATIONS

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,	Period from inception (November 26, 2001) through December 31, 2001
	2003	2002	2002
	(unaudited)
REVENUE
License fees and services	$248	$50	$350	$357
Customer support	2,255	2,237	2,965	—
Total revenue	2,503	2,287	3,315	357

COSTS OF REVENUE AND OPERATING EXPENSES
Cost of license fees and services, excluding depreciation	124	—	—	178
Cost of customer support, excluding depreciation	1,510	1,411	1,872	—
Sales and marketing	459	237	403	—
General and administrative	219	227	276	158
Depreciation and amortization	37	27	32	—
Total costs of revenue and operating expenses	2,349	1,902	2,583	336

Income from operations	154	385	732	21
Other expenses, net	15	—	28	—
Net income	$139	$385	$704	$21

The accompanying notes are an integral part of the financial statements.

CMS COMMUNICATIONS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands)

	$.10 Par Common Stock		Additional Paid-in Capital	Stockholder Distribution	Retained Earnings	Total Stockholders’ Equity
	Shares	Amount
Balance at inception (November 26, 2001)	—	$—	$—	$—	$—	$—
Common stock sold	100	—	—	—	—	—
Net income	—	—	—	—	21	21
Balance, December 31, 2001	100	—	—	—	21	21
Common stock sold	539	—	1	—	—	1
Net income	—	—	—	—	704	704
Balance, December 31, 2002	639	—	1	—	725	726
Stockholder distribution	—	—	—	(154)	—	(154)
Net income	—	—	—	—	139	139
Balance, September 30, 2003 (unaudited)	639	$—	$1	$(154)	$864	$711

The accompanying notes are an integral part of the financial statements.

CMS COMMUNICATIONS, INC.

STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,		Year Ended December 31,	Period from inception (November 26, 2001) through December 31, 2001
	2003	2002	2002
	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	139	385	704	21
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	221	177	198	—
Change in operating assets and liabilities:
Contract receivables	1,447	273	(1,740)	(357)
Prepaid and other assets	(48)	(27)	(34)	(3)
Accounts payable and accrued liabilities	(159)	347	372	163
Unearned revenue	427	121	1,395	—
Net cash provided by (used in) operating activities	2,027	1,276	895	(176)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(214)	(180)	(184)	—
Purchase of licensed software	(395)	(905)	(905)	—
Net cash used in investing activities	(609)	(1,085)	(1,089)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related party	175	174	838	187
Repayment of borrowings from related party	(777)	(8)	(46)	(10)
Distribution to stockholder	(154)	—	—	—
Proceeds from the issuance of stock	—	—	1	—
Net cash provided by (used in) financing activities	(756)	166	793	177

Net increase in cash and cash equivalents	662	357	599	1
Cash at beginning of period	600	1	1	—
Cash at end of period	$1,262	$358	$600	$1

The accompanying notes are an integral part of the financial statements.

CMS COMMUNICATIONS, INC.

NOTES TO FINANCIAL STATEMENTS

(all information as of and for the nine months ended
September 30, 2003 and 2002 is unaudited)

(1) Organization

CMS Communications, Inc. (the “Company”) was incorporated in Ohio on November 26, 2001.  The Company was formed to provide network and management solutions for assurance and fulfillment which helps telecommunications service providers maximize their networks by enhancing the service delivery process and turning network data into useful information.

Effective November 3, 2003, Evolving Systems, Inc. purchased all of the outstanding shares of the Company. In accordance with the merger agreement, all CMS stockholders receive consideration of 1,146.7496 shares of Evolving Systems common stock in exchange for each share of CMS’ 639 outstanding shares of common stock.  The fair value of Evolving Systems common stock was determined using an average price of $14.98, in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination,” which was the average closing price a few days before and after the merger agreement.  An aggregate of 73,279 of such shares was deposited in escrow, such deposit constituting the stock escrow fund, with Wells Fargo Bank West, N.A. to secure certain indemnity obligations of the former CMS shareholders pursuant to the Merger Agreement.

(2) Summary of significant accounting policies

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates

Unaudited interim results. Data and information as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002, and related notes, are unaudited.  In the opinion of our management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for those periods.  The nine months results are not necessarily indicative of the expected results for the year ending December 31, 2003.

Cash.  Cash is held in checking and an interest bearing savings account.

Fair value of financial instruments. The carrying amounts of the Company’s financial instruments, which include accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities.

Research and development costs.  Costs associated with the development of computer software in accordance with the Statement of Financial Accounting Standard No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed”, are expensed prior to the establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers.  No software development costs were capitalized during the nine months ended September 30, 2003, during the year ended December 31, 2002 or the period from November 26, 2001 (date of inception) to December 31, 2001, since costs incurred subsequent to establishment of technological feasibility were not material.

Acquired software and license agreements are valued at cost and amortized over the greater of: (a) the amount determined by ratio of the product’s current revenue to its total expected future revenue; or (b) the straight-line method over the product’s estimated useful life. During all periods presented herein, the Company has used the straight-line method to amortize such acquired software.  Amortization of capitalized software and licenses are shown within costs of license fees and services and costs of customer support.

Property and equipment and long-lived assets. Property and equipment are stated at cost, less accumulated depreciation, and are depreciated over their estimated useful lives, generally three to ten years or the lease term, if shorter, using the straight-line method. Leasehold improvements are stated at cost, less accumulated amortization, and are amortized over the shorter of the lease term or estimated useful life of the asset. Maintenance and repair costs are expensed as incurred.

Advertising. All advertising and promotion costs are expensed as incurred.

Revenue recognition.  The Company’s revenue is generated primarily by licensing our software systems and providing support services for those systems.  The Company recognizes revenue in accordance with Statement of Position (SOP) No. 97-2, “Software Revenue Recognition,” as amended and interpreted by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue

Recognition, with Respect to Certain Transactions,” as well as Technical Practice Aids (TPA) issued from time to time by the American Institute of Certified Public Accountants.

License fee revenue.  The Company generally recognizes license fees when (a) persuasive evidence of an arrangement exists (b) products are delivered or services are rendered (c) the sales price is fixed or determinable and (d) collectibility is reasonably assured.

The Company allocates the total software arrangement fee among each element where the arrangement includes rights to multiple software products, customer support and/or services.  The amount of revenue allocated to each element is based on the sales price of those elements when sold separately (vendor-specific objective evidence or “VSOE”).  For arrangements in which VSOE does not exist for each element, revenue is deferred and not recognized until delivery of all of the elements without VSOE has occurred.

Services revenue.  License fees and services include consulting revenue.  Consulting revenue is charged on a time and materials basis and is recognized as the services are performed.  Customer support revenue is recognized ratably over the term of the maintenance agreement, typically one year.

Unearned revenue.  Unearned revenue represents (1) license fees where VSOE does not exist and all elements have not been delivered and (2) payments received for customer support in advance of performing services.  Customer support is normally billed quarterly or annually in advance.  The principal components of unearned revenue at September 30, 2003, and December 31, 2002 and 2001 were as follows (in thousands):

	September 30,	December 31,
Unearned revenue:	2003	2002	2001
License fees	$1,070	$400	$—
Customer support	752	995	—
	$1,822	$1,395	$—

Recent accounting pronouncements. In November 2002, the Emerging Issues Task Force reached a consensus on Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (“EITF No. 00-21”). This issue addresses how revenue arrangements with multiple deliverables should be divided into separate units of accounting and how the arrangement consideration should be allocated to the identified separate accounting units. EITF No. 00-21 is effective for fiscal periods beginning after June 15, 2003. Where multiple elements exist in an arrangement, the arrangement fee is allocated to the different elements based upon verifiable objective evidence of the fair value of the elements. The adoption of EITF No. 00-21 did not have a material impact on the Company’s results of operations or financial condition.

Also in May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This new statement changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity.  It requires that those instruments be classified as liabilities in the balance sheets.  Most of the guidance in SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the Company’s first interim period beginning after June 15, 2003.  The adoption of SFAS 150 did not have a material impact on the Company’s results of operations or financial condition.

(3)  Balance sheet components

The components of certain balance sheet line items are as follows (in thousands):

	September 30,	December 31,
Property and equipment:	2003	2002	2001
Computer equipment and software	$127	$123	$—
Furniture, fixtures and leasehold improvements	271	61	—
	398	184	—
Less: accumulated depreciation and amortization	(69)	(32)	—
	$329	$152	$—

Assets are depreciated from 3 to 10 years.  Depreciation expense for the year ended December 31, 2002 was $32,000.

		September 30,	December 31,
Capitalized software and licenses:	Useful Life	2003	2002	2001
Acquired software	3 yrs	$225	$—	$—
Purchased licenses	3-5 yrs	1,075	905	—
		1,300	905	—
Less: accumulated amortization		(350)	(166)	—
		$950	$739	$—

The Company entered into a technology license agreement with Lucent Technologies, Inc. on April 17, 2002 for technical information and licensed software.  The Company also acquired additional technical information and licensed software from BellSouth Corporation during August 2002.  During May 2003, the Company acquired a software license from Softalia India, LTD., and software assets from Astracon, Inc.

(4) Concentration of Credit Risk

For the period from November 26, 2001 (date of inception) to December 31, 2001, the Company recognized all of its revenue from one customer in the telecommunications industry.

For the year ended December 31, 2002, the Company recognized 88% (33%, 29%, 16% and 10%) of total revenue from four significant customers (greater than 10%), all in the telecommunications industry.

For the nine months ended September 30, 2003, the Company recognized 94% (31%, 30%, 21% and 12%) of total revenue from four significant customers (greater than 10%), all in the telecommunications industry.  For the nine months ended September 30, 2002, the Company recognized 86% (34%, 27%, 15% and 10%) of total revenue from four significant customers (greater than 10%), all in the telecommunications industry.

As of September 30, 2003, three significant customers (greater than 10%) accounted for 100% (63%, 22% and 15%) of contract receivables.  As of December 31, 2002 five significant customers (greater than 10%) accounted for 86% (23%, 22%, 17%, 13% and 11%) of contract receivables. As of December 31, 2001, one customer accounted for 100% of the contract receivables balance.

(5) Note payable - related parties

During 2001, the Company entered into a line of credit agreement with the principal stockholder.  The loan accrued interest at 6%, was not collateralized and there were no required principal payments.  As of September 30, 2003, December 31, 2002 and 2001 the balance owed was $367,000, $969,000, and $177,000, respectively.  The line of credit was repaid in full on October 31, 2003.

In December 2002, the Company entered into a line of credit agreement with various stockholders for $600,000.  The loan was non-interest bearing, not collateralized and there were no required principal payments.  The line of credit was repaid in full on January 15, 2003.

(6) Income taxes

The Company qualifies as an S Corporation in the U.S. for federal and state income tax purposes.  Individual stockholders report their share of the U.S. taxable income on their respective individual income tax returns.  Accordingly no provision for income taxes has been reported for the Company.

(7) Commitments and contingencies

The following summarizes our contractual obligation as of December 31, 2002, which is comprised of an operating lease for office space:

Year ending December 31,	Operating Leases
2003	$152
2004	167
2005	175
2006	182
2007	142
Total minimum lease payments	$818

Rent expense was $112,00 and $2,600 for the year ended December 31, 2003 and the period from November 26, 2001 (date of inception) to December 31, 2001, respectively.

We are subject to legal proceedings and claims that may arise in the normal course of business.

In November 2002, the FASB issued FASB Interpretation, FIN, No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34,” or FIN No. 45. The Interpretation requires that a guarantor is required to recognize, at the inception of certain guarantees, a liability for the fair value of the obligation undertaken by issuing the guarantee. The accounting requirements for the initial recognition of guarantees are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Interpretation also requires disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain other guarantees it has issued, even where those guarantees do not fall within the scope of liability provisions of the Interpretation. The following is a summary of our agreements that we have determined are within the liability provisions and the disclosure provisions of FIN No. 45.

We enter into standard indemnification terms with our customers, as discussed below, in our ordinary course of business. Because we subcontract some of the development of our deliverables under our customer contracts, we could be required to indemnify our customers for work performed by our subcontractors. Depending upon the nature of the customer indemnification, the potential amount of future payments we could be required to make under these indemnification agreements may be unlimited. We may be able to recover damages from a subcontractor if the indemnification to our customers results from the subcontractor’s failure to perform. To the extent we are unable to recover damages from our subcontractors, the Company could be required to reimburse the indemnified party for the full amount. We have never incurred costs to defend lawsuits or settle claims relating to indemnification arising out of our subcontractors’ failure to perform. As a result, we believe the estimated fair value of these agreements is minimal. Accordingly, we have no liabilities recorded for these agreements as of December 31, 2002.

We enter into standard indemnification terms with our customers in the ordinary course of business under which we agree to indemnify our customers for certain claims arising out of our performance under our contracts. As these represent guarantees of our own performance, no liability has been recognized under FIN 45:

We have entered into a lease for our corporate headquarters. Under the terms of the lease, we agree to indemnify, hold harmless and agree to reimburse the landlords for personal injury and property damage suffered or incurred by them in connection with our occupancy of the premises. The terms of this indemnification agreement is for the term of the leases. We carry general commercial liability insurance which may limit our exposure under these indemnification agreements. Because these are guarantees of our own future performance, we are not required to record a liability for these obligations under FIN No. 45. We currently do not have any pending claims under these indemnification provisions.

(8) Subsequent event

On October 29, 2003, the Company’s shareholders were distributed $620,000 in cash.